SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: June 1, 2005

CRYSTAL PROPERTIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-12564	22-1954716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 E. Warm Springs Rd #140, Las Vegas NV 89119
(Address of principal executive offices)

Registrant's telephone number, including area code: (702) 471-0900

STERLING CAPITAL INVESTMENT GROUP, INC. 7136 S Yale Avenue, Suite 300, Tulsa, OK 74136

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

On June 1, 2005, Eugene Koppenhaver was appointed Custodian, Sole Officer and Sole Director of Crystal Properties Holdings, Inc. (the “Registrant”) by the First District Court of the State of Nevada in and for Carson City (the “Court”). The Court appointed Mr. Koppenhaver as a result of the Registrant’s failure to file its obligations under NRS Chapter 78 with respect to the filing of annual lists of officers and directors and the payment of related fees.

On September 10, 2008, the Registrant accepted the resignation from Mr. Koppenhaver as the Registrant’s Custodian, President, Treasurer, Secretary and Sole Director effective immediately. Effective on the same date to fill the vacancies created by Mr. Koppenhaver’s resignations, the Registrant appointed Peter Anello, as Chief Executive Officer, Travis Grimmett as Secretary and Chairman of the Board of Directors, and Leticia Grimmett as the Treasurer of the Registrant.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 8, 2008, the Board of Directors of the Registrant approved to amend the Registrant’s Articles of Incorporation to change the name of the Registrant to Crystal Properties Holdings, Inc. The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

As a result of Mr. Koppenhaver’s resignation the Registrant has relocated its corporate headquarters to 1880 E. Warm Springs Rd #140, Las Vegas NV 89119.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description	Location
3.1	Certificate of Amendment to the Articles of Incorporation dated February 28, 2008	Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL PROPERTIES HOLDINGS, INC.

October 30, 2008	/s/ Peter V. Anello
Date	Peter V. Anello, Chief Executive Officer